UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of MAP Pharmaceuticals, Inc. (the “Company”) was held pursuant to notice on May 20, 2010 for the purposes of: (1) electing three Class III directors for a three-year term or until the election and qualification of their successors; and (2) ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitations. There were present at the meeting, in person or represented by proxy, the holders of 25,178,858 shares of Common Stock. Stockholders passed both proposals. The final vote on the proposals was recorded as follows:

Proposal 1:

Director	Votes For	Votes Withheld
Gerri A. Henwood	13,687,363	9,131,140
Matthew V. McPherron	21,094,976	1,723,527
Timothy S. Nelson	22,777,041	41,462

Proposal 2:

The selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year was ratified by the following vote:

Votes For	Votes Against	Abstentions
25,146,994	3,620	28,244

The Company’s directors who hold office following the Company’s annual meeting are Steven A. Elms (Chairman of the Board), Thomas A. Armer, Ph.D., John G. Freund, M.D., Carl S. Goldfischer, M.D., Gerri A. Henwood, Bernard J. Kelley, Matthew V. McPherron, Timothy S. Nelson, Scott R. Ward and H. Ward Wolff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010

MAP PHARMACEUTICALS, INC.

By:	/S/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary